                                                                    Exhibit 99.1
                                              NMT Medical
                                              27 Wormwood Street
                                              Boston, MA 02210-1625
                                              (Nasdaq/NMS:NMTI)



AT THE COMPANY                  AT THE FINANCIAL RELATIONS BOARD
-------------------------       --------------------------------
William J. Knight               General Info:    Paula Schwartz
Chief Financial Officer         Analyst Info:    Brian Gill
(617) 737-0930                  Media Info:      Deanne Eagle
                                (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------
May 10, 2000


           NMT MEDICAL ANNOUNCES FIRST QUARTER 2000 FINANCIAL RESULTS
           ----------------------------------------------------------


HIGHLIGHTS:
-----------
 .  Q1 revenues increased 29% to $10.0 million vs. $7.8 million in Q1 1999.
 .  Q1 EBITDA was $663,000 vs. $27,000 in Q1 1999.
 .  Company reported Q1 2000 net income per share of $0.01 compared to a loss of
   $0.05 in Q1 1999.
 .  CardioSEALTM Septal Occluder product line had second straight record quarter;
   Simon Nitinol Filter had strongest quarter ever.


BOSTON, MA, MAY 10, 2000 -- NMT Medical, Inc., (Nasdaq/NMS:NMTI) today announced results for the first quarter ended March 31, 2000. Revenues for the first quarter increased 29% to $10.0 million as compared to $7.8 million in the first quarter of 1999. Earnings before interest, taxes, depreciation, and amortization (EBITDA) for the first quarter was $663,000 as compared to $27,000 in the first quarter of 1999. Net income for the first quarter improved significantly to $68,000, or $0.01 per share, compared to a loss of $535,000, or $0.05 per share, for the same period last year. First quarter results for 2000 were reduced by a non-recurring charge associated with the recent resignation of Tom Tully, the former CEO of NMT Medical. The Company took a $400,000 charge for contractual obligations under Mr. Tully's employment agreement and the recruiting fees for the CEO search which is currently in progress. Excluding these charges, the Company had $1.1 million of EBITDA in the first quarter and net income of $468,000, or $0.04 per share.

Commenting on today's news, William J. Knight, Chief Financial Officer of NMT Medical, said, "NMT's results for the first quarter of 2000 reflect significant progress for the Company and are an endorsement of our recently stated desire to focus on what we do best - developing and commercializing minimally invasive devices targeted at interventional cardiology and radiology.

Evidence of this is the fact that unit sales of both the CardioSEAL(TM) Septal Occluder and Simon Nitinol Filter (SNF) rose considerably this past quarter. In fact, revenues from these products were up approximately 26% and 30%, respectively from the fourth quarter of 1999."

Mr. Knight continued, "It is clear that the momentum for our CardioSEAL Septal Occluder (a minimally invasive device designed to close holes in the heart) is growing daily. There are now over 50 interventional cardiology centers in the U.S. using, or are about to begin using the CardioSEAL. Another 75 are in the Internal Review Board process to gain approval to begin implanting the device. The success of the procedure and acceptance of the device by the medical community is also evidenced by the fact that we have received reorders from most of the centers that began implanting the devices. We expect that there will be at least 100 centers utilizing the CardioSEAL device on patients by the end of this year. Our U.S. target market comprises approximately 400-500 interventional cardiology centers."

Paul Kramer, MD, one of the nation's leading interventional cardiologists from the Mid America Heart Institute in Kansas City, adds that, "We had been anxiously awaiting the approval of CardioSEAL in order to add it to our Stroke Program as a definitive therapy for selected PFO patients with embolic stroke. Since its approval, our referrals for this therapy have grown exponentially. It
has become a major element of our program in a short period of time."   Dr.
Kramer indicates that his program is now doing 3 - 4 procedures per week. "Our Neurologists have been extremely supportive of the program, and I believe that every Stroke program of any significant size will want to... need to, add this important new form of therapy."

The Company also announced the expansion of its interim management team through the creation of the Office of the Chief Executive with John Fletcher and Jeffrey Jay, M.D., Directors of the Company, and the Office of the President, with Rudy Davis and Bill Knight, who hold the positions of Vice President of Sales & Marketing and Vice President Finance & CFO, respectively. The Board also announced the establishment of a Managing Director position to be filled by Leonard Gordon who will focus on corporate development activities.

"We are continuing to pursue the hiring of a permanent CEO to lead the Company's strong management team", commented John Fletcher. "We believed that it was necessary at this time to expand the executive leadership of NMT."

NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's medical devices include self-expanding stents, vena cava filters and septal repair devices. The NMT Neurosciences division serves the needs of neurosurgeons with a range of implantable and disposable products, including cerebral spinal fluid shunts, external drainage products, and the Spetzler(TM) Titanium Aneurysm Clip.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and subsequent filings with the Securities and Exchange Commission.

                                     # # #

       To receive NMT Medical's latest news release and other corporate documents via FAX -- at no cost -- please dial 1-800-PRO-INFO.
                          Enter the Company's symbol NMTI
                                                     ====

                               NMT MEDICAL, INC.
                            SUMMARY FINANCIAL TABLE
                                  (Unaudited)


CONSOLIDATED INCOME STATEMENTS                                                               Three Months Ended
                                                                                   --------------------------------------
                                                                                    March 31, 2000        March 31, 1999
                                                                                   -----------------     -----------------
Total Revenues                                                                          $ 10,005,060          $ 7,766,704
Cost of Goods Sold                                                                         4,029,031            2,897,757
                                                                                        ------------          -----------
Gross Profit                                                                               5,976,029            4,868,947
                                                                                        ------------          -----------
Operating Expenses:
Research and development                                                                   1,274,626              960,192
Selling, general and administrative                                                        4,431,654            4,292,313
                                                                                        ------------          -----------
Total Operating Expenses                                                                   5,706,280            5,252,505
                                                                                        ------------          -----------
Operating Income (Loss)
                                                                                             269,749             (383,558)
Equity in loss of Image Technologies                                                               -             (134,129)
Interest Income (Expense), net                                                              (349,907)            (564,645)
Currency Transaction Gain (Loss)                                                             133,414              200,762
                                                                                        ------------          ------------
Income (Loss) Before Income Taxes                                                             53,256             (881,570)
Benefit for Income Taxes                                                                     (14,850)            (179,700)
                                                                                        ------------          ------------
Net income (loss) from continuing operations                                                  68,106             (701,870)
                                                                                        ------------          ------------
Gain from discontinued operations                                                                  -              167,000
                                                                                        ------------          ------------
Net Income (Loss)                                                                       $     68,106          $  (534,870)
                                                                                        ============          ===========
Diluted Income per Share from Continuing Operations                                     $       0.01          $     (0.07)
                                                                                        ============          ===========
Diluted Net Income per Share                                                            $       0.01          $     (0.05)
                                                                                        ============          ===========
Diluted Weighted Average Shares Outstanding                                               11,448,813           10,683,775
                                                                                        ============          ===========
OTHER INFORMATION
Depreciation & Amortization                                                             $    392,864          $   410,804
                                                                                        ============          ===========
EBITDA (Earnings before interest, taxes
depreciation & amortization)                                                            $    662,613          $    27,246
                                                                                        ============          ===========
CONSOLIDATED BALANCE SHEET INFORMATION                                              March 31, 2000       December 31, 1999
                                                                                   ----------------      -----------------
Cash                                                                                    $  2,410,775          $ 3,533,475
Current Assets                                                                            18,347,276           18,496,938
Total Assets                                                                            $ 37,786,368          $38,747,166
                                                                                        ============          ===========
Current Liabilities                                                                     $  8,699,230          $ 9,732,324
Total Liabilities                                                                         23,697,539           24,585,687
Stockholders' Equity                                                                      14,088,829           14,161,479
Total Liabilities and Stockholders' Equity                                              $ 37,786,368          $38,747,166
                                                                                        ============          ===========